Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
ECtel Ltd.:

We consent to the incorporation by reference in the Registration Statement (No. 333-83736) on Forms  F-3 and F-3/A , and in the  Registration Statements (No. 333-127576 and No. 333-149924) on  Forms  S-8 of ECtel Ltd. of our report dated March 22, 2009, with respect to the consolidated balance sheets of ECtel Ltd. and its subsidiaries (“the Company”), as of December 31, 2008 and 2007 and the related consolidated statements of operations, changes in shareholders’ equity and comprehensive loss, and cash flows for each of the years in the three-year period ended December 31, 2008, which report appears in the December 31, 2008 Annual Report on  Form 20-F of ECtel Ltd., and the reference to our firm under the heading “Selected Financial Data” in the Annual Report.

Our audit report refers to the adoption by the Company, effective January 1, 2008,of Statement of Financial Accounting Standards No.157, “Fair Value Measurements”.

Somekh Chaikin
Certified Public Accountants (Israel)
A member firm of KPMG International

Tel Aviv, Israel

May 11, 2009